EXHIBIT 10.1

FIRST AMENDMENT TO
THERAGENICS CORPORATION
2006 STOCK INCENTIVE PLAN

THIS AMENDMENT is made this 9th day of November, 2006 by Theragenics Corporation, a Delaware corporation (the “Company”).

INTRODUCTION

The Company maintains the Theragenics Corporation 2006 Stock Incentive Plan under a plan document dated effective as of February 15, 2006 (the “Plan”). The Company now desires to amend the Plan to impose certain restrictions on the vesting of certain awards under the Plan.

NOW, THEREFORE, the Plan is hereby amended by adding the following new Section 3.1(g) which shall read as follows:

“(g) Notwithstanding any other provision of the Plan, grants of Performance Unit Awards, Restricted Stock Units and Stock Awards, the number, payment, or vesting of which are expressly conditioned on achievement of performance objectives (including without limitation, the Performance Goals), must vest over a period of not less than one year, and grants of Performance Unit Awards, Restricted Stock Units, and Stock Awards, the number, payment, or vesting of which are conditioned on the passage of time or time in service with the Company or an Affiliate and not all or in part on achievement of performance objectives, must vest over a period of not less than three years; provided, however, that the Committee may (i) grant Performance Unit Awards, Restricted Stock Units and Stock Awards without such restrictions, provided that the number of shares of Stock issued pursuant to the Plan without such restrictions shall not exceed 150,000, and (ii) provide an exemption from the foregoing restrictions as to any or all Performance Unit Awards, Restricted Stock Units, and Stock Awards in the event of a Participant’s death, Disability, or “retirement” (as defined in the applicable Stock Incentive Agreement) or a “change in control of the Company” (as defined in the applicable Stock Incentive Agreement).”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has executed this First Amendment as of the day and year first above written.

THERAGENICS CORPORATION

By:/s/ Francis J. Tarallo

Title: Chief Financial Officer